Exhibit 99.1

FOR IMMEDIATE RELEASE


                Alanco Announces Qualcomm Now Offers StarTrak's
                 Reefer Trak Solution forRefrigerated Trailers
________________________________________________________________________________

                  Qualcomm Customers can Implement StarTrak's
             Powerful Wireless Control System for Reefer Management

(Scottsdale, AZ - July 22, 2010) - Alanco Technologies, Inc. (NASDAQ: ALAN), reported today that its wholly owned subsidiary StarTrak Systems, the leading provider of wireless monitoring and management data services for the refrigerated transportation industry and Qualcomm Incorporated (NASDAQ: QCOM), a leading provider of integrated wireless systems and services to transportation, logistics, and service fleet companies, announced that the two companies will offer StarTrak's ReeferTrak system for refrigerated transport to Qualcomm customers. ReeferTrak is the industry-leading solution for cold chain management and is designed to meet the unique needs of refrigerated transport companies. In addition to benefiting from the asset management capabilities of Qualcomm's mobile information systems, carriers will also be provided with the ability to remotely control and proactively monitor and manage their reefer assets.

The ReeferTrak system's two-way logistical, monitoring and control capabilities can now provide Qualcomm customers the ability to monitor reefer location, as well as control the critical conditions of their refrigerated trailers throughout the shipping process. Fleets can track and locate their reefer assets, monitor and control fuel consumption and remotely control the reefer's operation with capabilities such as start and stop, change set point, and initiate a defrost. They can also remotely monitor reefer operation conditions for alarms, temperatures, and set points. Fleets that adopt the StarTrak solution can benefit from reduced freight claims, risk avoidance, improved cargo security and better fuel management.

"Qualcomm is pleased to collaborate with StarTrak Systems to deliver the benefits of refrigerated asset management to our customers", said Norm Ellis, Vice President of Sales, service and marketing for Qualcomm Enterprise Services. "The StarTrak solution complements Qualcomm's portfolio of fleet management platforms and helps assure carriers and shippers that refrigerated freight is delivered properly and operating costs are controlled across the supply chain."

"This collaboration allows trucking companies and private fleets to acquire best-in-class wireless refrigerated solutions that are complementary to their existing Qualcomm services", said Tom Robinson, Executive Vice President of StarTrak. "These services permit our mutual customer base to meet the growing compliance demands of refrigerated shipment temperature monitoring, as well as provide a strong, operationally driven ROI for carriers and private fleets."

About Alanco and StarTrak Systems
---------------------------------
Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

About Qualcomm Enterprise Services
----------------------------------
Qualcomm Enterprise Services has provided integrated wireless systems and services to transportation and logistics companies around the world since 1988. With more than 1.3 million mobile units shipped to businesses in 39 countries on four continents, Qualcomm Enterprise Services delivers the business insight these companies need in order to operate at peak performance and provide superior customer service. Backed by a global, 24/7, world-class technology infrastructure, Qualcomm Enterprise Services is positioned to meet and exceed the increasingly complex and business-critical needs of its more than 2,500 clients with superior customer care and professional services. For more information, visit the Qualcomm Enterprise Services website at www.qualcomm.com/qes.

Qualcomm Incorporated (NASDAQ: QCOM) is the world leader in next-generation mobile technologies. For 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, visit the Qualcomm website at www.qualcomm.com.
Corporate Blog:  www.qualcomm.com/blog
Twitter:  www.twitter.com/qualcomm
Facebook:  www.facebook.com/qualcomm
________________________________________________________________________________
Alanco                        StarTrak

John Carlson                  Tom Robinson
Chief Financial Officer       Executive Vice President
p:  1-480-505-4869            p:  1-973-993-1760
e:  john@alanco.com           e:  trobinson@startrak.com
________________________________________________________________________________
Qualcomm Contacts

Anita Gomes                   Emily Kilpatrick            Warren Kneeshaw
Qualcomm Enterprise Services  Corporate Communications    Investor Relations
p:  1-858-651-5279            p:  1-858-845-5959          p:  1-858-658-4813
e:  ges-pr@qualcomm.com       e:  corpcomm@qualcomm.com   e:  ir@qualcomm.com
________________________________________________________________________________

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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